UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2020

AJIA INNOGROUP HOLDINGS, LTD.
(Exact name of Registrant as specified in its charter)

Nevada	000-1650739	82-1063313
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1980 Festival Plaza Drive Suite 530

Las Vegas, Nevada 89135

(Address of principal executive offices, including zip code)

(702) 360-0652

(Registrant's telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Material Events

On October 15, 2020, the Board of Directors approved the company entering into a Memorandum of Understanding agreement between AJIA INNOGROUP HOLDINGS, LTD., and UNION PATRON LIMITED, (Exhibit 10.1).  With this Memorandum of Understanding, the Board is strongly expecting to expand the Company’s business developments in the following areas:

1.	Big Data Strategic enterprise solution,
2.	Cloud and digital trading solution,
3.	Combined enterprise syndication planning and solution, and
4.	E-compliance system and enterprise solutions.

Additionally, AJIA INNOGROUP HOLDINGS LTD. entered into an agreement with SPENDOR RADIANT LIMITED and a third party, Mr. Ngan to set up a joint venture company to be named AJIA CORPORATION SYSTEMS ARCHITECHTURE SOLUTION LIMITED, (Exhibit 10.2.)

AJIA SYSTEMS CORPORATION ARCHITECHTURE SOLUTION LIMITED and UNION PATRON LIMITED also entered into a MEMORANDUM of UNDERSTANDING, (EXHIBIT 10.3).

With the above-mentioned Joint Venture and MEMEORANDUM OF UNDERSTANDING, the Board is expecting that the Group’s revenue for the coming quarters shall be improved.

Nevertheless, the Board is still looking forward to engaging other projects so as to improve the Group’s financial performance and cash flow in future.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1	COPY OF MEMOPRANDUM OF UNDESTANDING BETWEEN AJIA INNOGROUP HOLDINGS LTD AND UNION PATRON LIMITED DATED OCTOBER 15, 2020.

10.2	COPY OF AGREEMENT BETWEEN AJIA INNOGROUP HOLDINGS LTD AND SPLENDOR RADIANT LIMITED.

10.3	COPY OF MEMORANDUM OF UNDERSTANDING BETWEEN AJIA SYSTEMS CORPORATION ARCHITECHTURE SOLUTION LIMITED AND UNION PATRON LIMITED

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 3, 2020	By:	/s/ Elaine Wan Yin Ling
	Title:	Director, Secretary and Treasurer

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